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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement Nos. 33-30328, 33-41769 and 33-68896 of Imperial Holly Corporation, each on Form S-8, of our report dated December 9, 1998, appearing in this Form 10-K of Imperial Holly Corporation for the year ended September 30, 1998.

/s/ Deloitte & Touche LLP

Houston, Texas
December 11, 1998